UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as Permitted by Rule 14A-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

CLOVER HEALTH INVESTMENTS, CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

As previously disclosed, on July 31, 2023, Clover Health Investments, Corp. (the “Company”) received written notice from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it has regained compliance with Nasdaq’s minimum bid price requirement. The Company no longer intends to pursue the reverse stock split and the authorized share reduction at this time, as each is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2023. Accordingly, the Special Meeting of Stockholders previously scheduled to be held on Wednesday, August 30, 2023 at 11:00 a.m. Eastern Time has been cancelled.

Forward-Looking Statements

Please note that these materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking` statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “can,” “could,” “should,” “would,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “guidance,” “objective,” “plan,” “seek,” “grow,” “target,” “if,” “continue,” or the negative of these words or other similar terms or expressions that concern Clover Health’s expectations, strategy, priorities, plans or intentions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause Clover Health’s actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in these materials. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 and Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2023 and August 8, 2023, in each case where relevant, including the Risk Factors sections therein, and in its other filings with the SEC. The forward-looking statements included in these materials are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of hereof or to conform these statements to actual results or revised expectations.